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                                                                   EXHIBIT 2.1

                                AMENDMENT NO. 1
                                       TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Amendment") is made and entered into as of January 25, 2001 by and among Polycom, Inc., a Delaware corporation ("Parent"), Merger Sub Ltd., an Israeli corporation and wholly-owned subsidiary of Polycom ("Merger Sub"), and Accord Networks Ltd., an Israeli corporation (the "Company"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Merger Agreement.

                                    RECITALS

    A. Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger and Reorganization dated as of December 5, 2000 (the "Merger Agreement").

    B. Pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

    C. The parties hereto desire to amend the Merger Agreement, to waive certain conditions contained therein and to enter into additional agreements all as set forth herein.

                                   AGREEMENT

    In consideration of the foregoing premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

    1.  AMENDMENTS. The Merger Agreement shall be amended as follows:

        1.1. Section 1.2 of the Merger Agreement shall be amended and restated in its entirety as follows:

           1.2 CLOSING DATE. The closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, USA, at a time and on a date to be designated by the parties (the time and date upon which the Closing actually occurs being referred to herein as the "Closing Date"), which shall be no later than the later to occur of
       (i) the date on which the conditions set forth in Article VI have been satisfied or waived, or as promptly thereafter as practicable, or
       (ii) the 71st day after the delivery of the Merger Proposal (as defined in section 5.2 hereof) to the office of the Registrar of Companies of the State of Israel (the "Companies Registrar"), or at such other time, date and location as the parties hereto shall mutually agree.

        1.2. Section 5.5(d) of the Merger Agreement shall be amended and restated in its entirety as follows:

           (d) ISRAELI SECURITIES LAW EXEMPTION. As soon as reasonably practicable after the execution of this Agreement, Parent shall
       (i) prepare and file with the Israeli securities authority ("ISA") an application for an exemption from the requirements of the Israeli Securities Law, 1968 concerning the publication of a prospectus in respect of the exchange of the Company Stock Options for the assumed Options, pursuant to Section 15D of the Securities Law of Israel and
       (ii) if required by the Israeli Securities Law, 1968, prepare and file with the ISA an application for an exemption from the requirements of the Israeli Securities Law, 1968 concerning the publication of a prospectus, or an application for a pre-ruling regarding no action by the ISA, in respect of the exchange of the Company Shares for the Parent Common Stock, and the exchange

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       of the Company Warrants for the assumed Warrants (the "Israeli Securities
       Exemption"). In lieu of obtaining the Israeli Securities Exemption,
       Parent will use all commercially reasonable best efforts to satisfy all of the conditions and requirements set forth in the letter from the ISA to Parent dated January 25, 2001 (the "ISA Letter"), including taking all appropriate action to satisfy the applicable commitments, agreements, conditions and representations of Parent contained in the correspondence and application referred to therein and to complete all procedures that may be necessary, proper or advisable to register shares of Parent Common Stock for trading on the Tel Aviv Stock Exchange prior to the Company General Meeting and to become a company whose securities are registered for trading on the Tel Aviv Stock Exchange as set forth in the ISA
       Letter. Each of Parent and the Company shall cause their respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the determination of such facts as are required to assess Parent's obligations under the Israeli Securities Law, 1968, and with respect to the preparation and filing of such application, in the preparation of any written or oral submissions and the taking of such other actions that may be necessary, proper or advisable to obtain the Israeli Securities Exemption or to satisfy the conditions and requirements set forth in the ISA Letter (including the registration of shares of Parent Common Stock for trading on the Tel Aviv Stock
       Exchange). Subject to the terms and conditions hereof, Parent shall use its reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Securities Exemption or to satisfy the conditions and requirements set forth in the ISA Letter (including the registration of shares of Parent Common Stock for trading on the Tel Aviv Stock Exchange), in either case as promptly as practicable.

        1.3. Section 6.1(e) of the Merger Agreement shall be amended and restated in its entirety as follows:

          (e) ISRAELI GOVERNMENTAL ENTITY APPROVALS. All Israeli Governmental Entity approvals required pursuant to Israeli legal requirements for the consummation of the Merger shall have been obtained including, without limitation, approval of the OCS, the Investment Center and the Israeli Commissioner of Restrictive Trade Practices if required by applicable law; and receipt by the Parent of the Israel Securities Exemption or, alternatively, the satisfaction of the conditions and requirements set forth in the ISA Letter (including the registration of shares of Parent Common Stock for trading on the Tel Aviv Stock Exchange).

    2. ACKNOWLEDGMENT. The parties hereto acknowledge that the approval of the Israeli Commissioner of Restrictive Trade Practices is not required by applicable law.

    3. CLOSING DATE. The parties hereto agree that, assuming the satisfaction of all other conditions to the Closing of the Merger, the Closing Date shall be the date on which the shareholders of Accord approve and adopt the Merger Agreement and approve the Merger, or as soon as practicable thereafter.

    4. APPLICABLE LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

    5. AMENDMENT LIMITED. Except as provided herein, each of the provisions of the Merger Agreement shall remain in full force and effect following the execution of this Amendment.

    6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.


                             POLYCOM, INC.

                             By: /s/ MICHAEL R. KOUREY
                                 ---------------------------------------------
                             Name: Michael R. Kourey
                                   -------------------------------------------
                             Title: Senior Vice President of Finance and
                                    ------------------------------------------
                                    Administration and Chief Financial Officer
                                    ------------------------------------------

                             MERGER SUB LTD.

                             By: /s/ MICHAEL R. KOUREY
                                 ---------------------------------------------
                             Name: Michael R. Kourey
                                   -------------------------------------------
                             Title: Senior Vice President of Finance and
                                    ------------------------------------------
                                    Administration and Chief Financial Officer
                                    ------------------------------------------

                             ACCORD NETWORKS LTD.

                             By: /s/ JULES L. DEVIGNE
                                 ---------------------------------------------
                             Name: Jules L. DeVigne
                                   -------------------------------------------
                             Title: Chairman and Chief Executive Officer
                                    ------------------------------------------


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